UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2014 (March 14, 2014)

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 14, 2014, GSI Group Inc. (the “Company”) and GSI Group Corporation, a wholly-owned subsidiary of the Company, acquired 100% of the outstanding equity interests of JADAK, LLC, JADAK Technologies, Inc., and Advanced Data Capture Corporation (collectively, “JADAK”), pursuant to an Equity Purchase Agreement with the equity holders of JADAK signed on February 18, 2014. On March 17, 2014, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report the closing of the acquisition of JADAK.

This Current Report on Form 8-K/A is filed as an Amendment No. 1 to the Initial 8-K, pursuant to Item 9.01 (a)(4) and (b)(2) of Form 8-K, to include the financial information required by Item 9.01 (a) and (b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

JADAK, LLC and Subsidiary and its Combined Affiliate audited consolidated and combined balance sheets as of December 31, 2013 and 2012 and statements of income, changes in equity, and cash flows for the fiscal years ended December 31, 2013, 2012 and 2011 and related footnotes are filed as an Exhibit 99.1 to this Amendment No. 1 and incorporated herein by reference.

(b)	Pro Forma Financial Information

Attached hereto as Exhibit 99.2 are the following unaudited pro forma condensed consolidated financial statements: unaudited pro forma consolidated balance sheet as of December 31, 2013 as if the acquisition of JADAK occurred as of December 31, 2013, and unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2013, that reflect the acquisition of JADAK as if it occurred on January 1, 2013.

(d)	Exhibits

Exhibit #	Description

23.1	Consent of McGladrey LLP, Independent Auditors.

99.1	JADAK, LLC and Subsidiary and its Combined Affiliate audited consolidated and combined financial statements as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011.

99.2	Unaudited pro forma condensed consolidated financial data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 21, 2014	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer